THIRTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


     THIS THIRTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of March 11, 1998, by and between TOASTMASTER INC., a Missouri corporation ("Borrower") and FLEET CAPITAL CORPORATION, a Rhode Island corporation ("Lender").

                     PRELIMINARY STATEMENTS:

     A. Borrower and Lender are parties to that certain Loan and Security Agreement dated as of November 19, 1993, (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement.

     B. Borrower and Lender now desire to amend certain provisions of the Loan Agreement on and subject to the terms hereof.

                        TERMS OF AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements hereinafter set forth, the parties hereto agree as follows:

     1.   Defined Terms.  Section 1.1 of the Loan Agreement
[RELATING TO DEFINED TERMS] is hereby amended by replacing the definitions of LIBO Rate, LIBO Rate Loan, LIBO Rate-Term Loan, and Term Loan with the following:

          "LIBO Rate" - With respect to the Revolving Credit
     Loans (other than Fixed Rate Loans), means a fluctuating interest rate per annum equal on each day to the sum of:

               (i) the rate of interest per annum (adjusted to reflect reserve, deposit insurance or other similar requirements to which the Bank may be subject) at which deposits in United States dollars are offered by the principal office of the Bank, in London, England, to prime banks in the London interbank market at or about 11:00 a.m. (London time) on such day (or if such day is not a Business Day, on the next preceding Business day) for a thirty (30) day period in an amount approximately equal to the principal amount of such Revolving Credit Loans, plus

               (ii) one and three-quarters percent (1.75%) per annum.

     As used in this Agreement, the LIBO Rate is a fluctuating interest rate determined daily by Lender and is not fixed for any period. The LIBO Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the rate computed in accordance with clause (i) above, with such adjustments to be effective as of the opening of business on the


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day that any such change in such rate  becomes effective.  The
LIBO Rate in effect on the date hereof shall be the LIBO Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the LIBO Rate in effect on the date hereof shall be the LIBO Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. If the Bank ceases to offer deposits in U.S. Dollars in the London interbank market, then the Lender will determine the LIBO Rate based on the 30-day LIBO rates quoted by Reuters or in The Wall Street Journal or other financial newspaper or electronic market information service of recognized standing.

     LIBO Rate-Term Loan - A fluctuating interest rate per annul equal to the sum of:

               (i) the rate of interest per annum (adjusted to reflect reserve, deposit insurance or other similar requirements to which the Bank may be subject) at which deposits in United States dollars are offered to Lender by prime banks in the London interbank market at or about 11:00 a.m. (London time) on such day (or if such day is not a Business Day, on the next preceding Business Day) for a thirty (30), sixty (60), ninety
          (90) or one hundred-eighty (180) day period, as applicable, in an amount approximately equal to the principal amount of the LIBO Rate Term Loan Portion, plus

               (ii) two percent (2.00%) per annum.

     2. Interest on Equipment Loans. The Loan Agreement is hereby amended as necessary to provide that, for purposes of computing interest, the Equipment Loans shall be treated the same as the Term Loan.

     3.   Debt Service Coverage.  A new Section 9.3(E) of the
Loan Agreement [RELATING TO DEBT SERVICE COVERAGE] is hereby added as follows:

          9.3(E)    Debt Service Coverage   Maintain, as of
     December 31, 1998, for the immediately preceding twelve months, a ratio of Net Cash Flow to Debt Service of not less than 0.75 to 1.0, and as of December 31st of each year thereafter (in each case for the immediately preceding twelve months), a ratio of Net Cash Flow to Debt Service of not less than 1.0 to 1.0.

     4.   Minimum Availability.   Section 9.3(BB) of the Loan
Agreement [RELATING TO MINIMUM AVAILABILITY] is hereby deleted.

     5.   No Claims; Liens Unimpaired.   Borrower acknowledges
that, as of the date hereof, it has no actual knowledge of any existing claims, defenses (personal or otherwise) or rights of setoff or recoupment whatsoever with respect to the Loan Agreement or any of the other Loan Documents. Borrower agrees that this Amendment in no way acts as a release or relinquishment of any Liens in favor of the Lender securing payment of any of the Obligations.


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     6.   No Other Amendments or Waivers.   Except as expressly
set forth herein, there are no other agreements or understandings, written or oral, between Borrower and Lender relating to the Loan Agreement and/or the other Loan Documents that are not fully and completely set forth or described herein. Except to the extent specifically amended hereby, all terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, and no provisions thereof have been waived, except as specifically set forth herein.

     7.   Further Assurances.   Borrower agrees to execute such
other and further documents and instruments as Lender may request to implement the provisions of this Amendment.

     8.   Amendments.   No provision of this Amendment may be
amended, modified or waived, except by an instrument in writing signed by the Lender.

     9.   Counterparts; Faxed Signatures.   This Amendment may be
executed in one or more counterparts and by different parties on different counterparts, each of which shall be deemed an original instrument and all of which taken together shall constitute one and the same agreement. A signature of a party delivered by telecopy or other electronic communication shall constitute an original signature of such party.

     10.  Incorporation by Reference; Statement Required by
Section 432.045, Mo. Rev. Stat.

          (a) Each of the Notes and the other Loan Documents is incorporated herein in full by this reference, provided, however, that if there is any inconsistency between this Amendment and such other Loan Documents (as amended by this Amendment), this Amendment shall govern.

          (b) ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.




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     IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed on the date specified at the beginning hereof.

                              TOASTMASTER INC.


                              By:_______________________________
                                    Name:
                                    Title:

                              FLEET CAPITAL CORPORATION


                              By:_______________________________
                                    Name:
                                    Title: